UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the sale of ordinary shares of AIA Group Limited (AIA) announced by American International Group, Inc. (AIG) in its press release on March 4, 2012 included in AIG’s Current Report on Form 8-K filed March 5, 2012, on March 3, 2012, AIG, AM Holdings LLC (formerly ALICO Holdings LLC) and AIA Aurora LLC entered into a letter agreement (the Letter Agreement) with the United States Department of the Treasury (Treasury) pursuant to which they received the consent of the Treasury to the sale.

A copy of the Letter Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 5, 2012, AIG issued a press release announcing that it had priced the sale of 1.72 billion ordinary shares of AIA by means of a placing to certain institutional investors. Upon the closing of the placing, which is scheduled for March 8, 2012, and is subject to customary closing conditions, AIG will receive gross proceeds of approximately US$6.0 billion, based upon a purchase price of HK$27.15 (approximately US$3.50) per share. AIG will use the net proceeds from the placing of AIA ordinary shares to reduce the balance due to the Treasury on Treasury’s preferred equity interest in the special purpose vehicle through which AIG holds the AIA ordinary shares. Under the terms of an agreement with the managers of the placing, AIG is restricted from selling any of its remaining ordinary shares of AIA until September 4, 2012, subject to customary exceptions, including receiving prior consent of certain lead managers of the placing.

The AIA ordinary shares have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the AIA ordinary shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Letter Agreement, dated as of March 3, 2012, among American International Group, Inc., AIA Aurora LLC, AM Holdings LLC and the United States Department of the Treasury

Exhibit 99.1	Press release dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: March 6, 2012	By:	/s/ KATHLEEN E. SHANNON
	Name:	Kathleen E. Shannon
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No	Description

Exhibit 2.1	Letter Agreement, dated as of March 3, 2012, among American International Group, Inc., AIA Aurora LLC, AM Holdings LLC and the United States Department of the Treasury

Exhibit 99.1	Press release dated March 5, 2012